As filed with the Securities and Exchange Commission on July 17, 2018

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

CYTORI THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	3841	33-0827593
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3020 Callan Road

San Diego, CA 92121

(858) 458-0900

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Marc H. Hedrick, M.D.

President and Chief Executive Officer

Cytori Therapeutics, Inc.

3020 Callan Road

San Diego, CA 92121

(858) 458-0900

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Cheston J. Larson, Esq. Latham & Watkins LLP 12670 High Bluff Dr. San Diego, CA 92130 Tel: (858) 523-5400 Fax: (858) 523-5450	Barry I. Grossman, Esq. Sarah E. Williams, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-224502

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed Maximum Aggregate Offering Price (1)	Amount of registration fee
Units consisting of shares of Series C Preferred Stock, par value $0.001 per share, and warrants to purchase shares of Common Stock, par value $0.001 per share	$25,000,000	$3,113
Non-transferable Rights to purchase Units (2)	—	—
Series C Preferred Stock included as part of the Units	Included with Units above	—
Warrants to purchase shares of Common Stock included as part of the Units (3)	Included with Units above	—
Common Stock issuable upon conversion of the Series C Preferred Stock (4)(5)	—	—
Common Stock issuable upon exercise of the Warrants (5)	$18,900,000	$2,353
Total	$43,900,000 (6)	$5,466 (7)

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Act”).
(2)

Non-transferable Rights to purchase Units are being issued without consideration. Pursuant to Rule 457(g) under the Act, no separate registration fee is required for the Rights because the Rights are being registered in the same registration statement as the securities of the Registrant underlying the Rights.

(3)

Pursuant to Rule 457(g) of the Act, no separate registration fee is required for the Warrants because the Warrants are being registered in the same registration statement as the Common Stock of the Registrant issuable upon exercise of the Warrants.

(4)

Pursuant to Rule 457(i) of the Act, no separate registration fee is required for the Common Stock issuable upon conversion of the Series C Preferred Stock because no additional consideration will be received in connection with the exercise of the conversion privilege.

(5)

In addition to the shares of Common Stock set forth in this table, pursuant to Rule 416 under the Act, this registration statement also registers such indeterminate number of shares of Common Stock as may become issuable upon exercise of these securities as the same may be adjusted as a result of stock splits, stock dividends, recapitalizations or other similar transactions.

(6)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $40,850,000 on its Registration Statement on Form S-1, as amended (File No. 333-224502), which was declared effective by the Securities and Exchange Commission on July 12, 2018.  In accordance with Rule 462(b) under the Securities Act, additional shares of Common Stock issuable upon exercise of Warrants having a proposed maximum aggregate offering price of $3,050,000 are hereby registered.

(7)	Of this amount, $5,086 was previously paid.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed with respect to the registration of additional securities of Cytori Therapeutics, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  The contents of the Registration Statement on Form S-1, as amended (File No. 333-224502), which was declared effective on July 12, 2018 (the “Prior Registration Statement”), including exhibits and power of attorney thereto, are hereby incorporated by reference in this Registration Statement.  The Registrant is filing this Registration Statement for purposes of registering additional securities of the same classes as were included in the Prior Registration Statement, representing an increase in the maximum aggregate offering price of $3,050,000.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

5.1(1)	Opinion of Latham & Watkins LLP

8.1(2)	Tax Opinion of Latham & Watkins LLP

23.1	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm

23.2(3)	Consent of Latham & Watkins LLP

24.1(4)	Power of Attorney

(1)	Previously filed as Exhibit 5.1 to the Prior Registration Statement and incorporated by reference herein.

(2)	Previously filed as Exhibit 8.1 to the Prior Registration Statement and incorporated by reference herein.

(3)	Previously filed (included in Exhibit 5.1) with the Prior Registration Statement and incorporated by reference herein.

(4)	Previously filed on the signature page to the Prior Registration Statement and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 17, 2018.

CYTORI THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	Chairman of the Board	July 17, 2018
Richard J. Hawkins

/s/ Marc H. Hedrick, M.D.	President & Chief Executive Officer	July 17, 2018
Marc H. Hedrick, M.D.	(Principal Executive Officer)

/s/ Tiago Girão	VP of Finance and Chief Financial Officer	July 17, 2018
Tiago Girão	(Principal Financial and Accounting Officer)

*	Director	July 17, 2018
Gregg A. Lapointe

*	Director	July 17, 2018
Gary A. Lyons

*	Director	July 17, 2018
Ronald A. Martell

*By:	/s/ Tiago Girão
Tiago Girão
Attorney-in-fact